EXHIBIT 99.1

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Class A ordinary shares, $0.0001 par value per share, of HPX Corp. (this “Agreement”), is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: July 24, 2020

SHARP CAPITAL GESTORA DE RECURSOS LTDA.

By:	/s/ Ivan Guetta
Name:	Ivan Guetta
Title:	CIO/CEO

IVAN GUETTA

By:	/s/ Ivan Guetta
Name:	Ivan Guetta

SHP FUND SPC - LONG SHORT SEGREGATED PORTFOLIO

By:	/s/ Ivan Guetta
Name:	Ivan Guetta
Title:	CIO/CEO

SHP FUND SPC - VALUE SEGREGATED PORTFOLIO

By:	/s/ Ivan Guetta
Name:	Ivan Guetta
Title:	CIO/CEO

SHP FUND SPC - LONG BIASED SEGREGATED PORTFOLIO

By:	/s/ Ivan Guetta
Name:	Ivan Guetta
Title:	CIO/CEO